UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2012 (November 12, 2012)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Baker Street, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2012, NeurogesX, Inc. (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “First Amendment”), by and between the Company and Hercules Technology Growth Capital, Inc. (the “Lender”), which amends the Loan and Security Agreement, dated as of August 5, 2011, by and between the Company and the Lender (the “Loan Agreement”). Pursuant to the terms of the First Amendment, the Loan Agreement was amended to:

•

change the repayment terms on term loan advances under the Loan Agreement (“Advances”) to extend the period during which the Company is only required to pay interest on such advances to February 28, 2013 (the “Interest-Only Period”);

•

include certain intellectual property of the Company as collateral (but excluding intellectual property that is subject to the Company’s agreements with Cowen Healthcare Royalty Partners, L.P.) (the “Additional IP Collateral”);

•	increase the minimum interest on Advances to the greater of (i) 10.75% plus the positive difference between the prime rate as reported in the Wall Street Journal and 3.25% or (ii) 10.75%; and

•	require the Company maintain at least $10 million in cash and cash equivalents (the “Minimum Cash Covenant”).

The terms of the First Amendment also provide that upon the Company’s receipt of certain levels of net proceeds prior to a certain date from equity issuances and up-front payments from a strategic transactions (“Finance Proceeds”):

•	the Minimum Cash Covenant will no longer apply to the Company;

•	the Additional IP Collateral will be released; and

•	the Interest-Only Period will be extended to either April 30, 2013 or June 30, 2013, depending on the level of Financing Proceeds.

In connection with entry into the First Amendment, the Company also entered into the Second Amendment to Warrant Agreement, dated as of November 12, 2012 (the “Second Warrant Amendment”), which amends the Warrant Agreement, dated as of August 5, 2011 as amended on March 26, 2012 (the “Warrant”). The Second Warrant Amendment increases the number of shares of Common Stock issuable upon exercise of the Warrant to 3,421,500, and changes the exercise price to the lower of $0.20 per share of Common Stock or the price per share of Common Stock or Common Stock equivalent issued in the Company’s next equity financing.

The foregoing descriptions of the First Amendment and Second Warrant Amendment do not purport to be complete and are qualified in their entirety by the First Amendment and Second Warrant Amendment attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, the terms of which are hereby incorporated by reference into the this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, the Company reported that Michael Markels, the Company’s Senior Vice President, Commercial and Business Development, will be departing the Company effective as of November 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer & Chief Financial Officer

Date: November 14, 2012

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